Exhibit 99.2

MONTAGE RESOURCES CORPORATION

122 W. JOHN CARPENTER FWY

SUITE 300 IRVING, TX 75039

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24806-S10792                                              KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MONTAGE RESOURCES CORPORATION

The Board of Directors recommends you vote “FOR” the following proposals:	For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, dated as of August 12, 2020, by and between Southwestern Energy Company and Montage Resources Corporation (“Montage”) (the “Merger Proposal”).	☐	☐	☐

2. To approve, on an advisory (non-binding) basis, the payments that will or may be paid to Montage’s named executive officers in connection with the merger.	☐	☐	☐

3.  To approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to Montage stockholders.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

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D24807-S10792

MONTAGE RESOURCES CORPORATION

Special Meeting of Stockholders

November 12, 2020 10:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John K. Reinhart and Paul M. Johnston, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MONTAGE RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Central Time, on November 12, 2020, at the principal executive office building of Montage Resources Corporation located at 122 West John Carpenter Freeway, 1st Floor Conference Center, Irving, Texas 75039, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” each of the proposals as recommended by the Board of Directors. By executing this proxy, the undersigned stockholder(s) authorize(s) the proxies to vote in their discretion on any other matters as may properly come before the special meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side